Exhibit 99.1

MoneyGram International Reports First Quarter 2022 Results

Digital revenue reached an all-time high of $83 million reaching 40% of money transfer transactions at the end of the first quarter

Digital transactions increased 33% over the prior year

MoneyGram Online cross-border transactions grew 22% year-over-year with active cross-border customer growth increasing 19% year-over-year in the first quarter

DALLAS, TX (May 6, 2022) -- MoneyGram International, Inc. (NASDAQ: MGI) today reported financial results for its first quarter ended March 31, 2022.
First Quarter 2022 Business Highlights

"Record high digital revenue, strong customer retention rates and overall international growth drove strong first quarter results,” said Alex Holmes MoneyGram Chairman and CEO. “Our ability to serve customers directly at scale is enabling the company to navigate continued global volatility, and we’re excited to report that digital transactions now account for over 40% of our money transfer business."

Money Transfer highlights for the quarter include the following:
•Total Money Transfer revenue was $284.3 million, a slight decrease on a reported basis as the dollar strengthened against pound sterling and the euro, or a 2% increase on a constant currency basis
◦Total Money Transfer transactions grew 4% year-over-year
◦Total Money Transfer transactions and volume hit record highs for the first quarter of 2022
•MoneyGram Online ("MGO") continued its strong financial performance, a record quarter for the first quarter for revenue, transactions and volume
◦Total MGO Money Transfer revenue of $49.4 million representing 19% year-over-year growth
◦Year-over-year, MGO cross-border online revenue grew 24% with transactions growing 22%
◦Active cross-border customer growth continued its strong momentum increasing 19% year-over-year
•Total digital, which includes MGO, digital partners and digital receives, continued its robust performance reporting year-over-year transaction growth of 33% in the first quarter
◦Digital revenue reached an all-time high of $83 million for the first quarter with an impressive 36% year-over-year revenue growth rate

•Digital transactions accelerated from the fourth quarter representing 40% of all money transfer transactions for the first quarter

First Quarter 2022 Financial Results, Year-Over-Year
•Total revenue of $307.6 million was a slight decrease on a reported basis or an increase of 2% on a constant currency basis
◦Money transfer revenue was $284.3 million, a slight decrease as the U.S. Dollar strengthened against the Pound Sterling and the Euro, or a 2% increase on a constant currency basis, driven by 4% transaction growth
◦Investment revenue was $2.1 million for the quarter representing an increase of $0.1 million as interest rates began to rise at the end of the quarter
•Gross Profit was $146.2 million an increase of $1.4 million driven by the continued shift in mix to higher margin MGO business
•Total operating expenses were $128.3 million, a decrease of $8.1 million or 6% driven by a decrease of $5.7 million in Compensation and Benefits, largely attributable to the elimination of severance cost incurred in the first quarter 2021 related to the 2021 Organizational Realignment
•Operating Income was $17.9 million, an increase of $9.5 million driven by improved gross margin of our operating business and a reduction in expenses
•Net Income of $5.1 million driven by improved operating income and an $11.4 million reduction in interest expense due to the Company's debt refinancing in the third quarter of 2021
•Diluted earnings per share was $0.05
•Diluted adjusted earnings per share was $0.09
•Adjusted EBITDA decreased 2% to $49.0 million due to the dollar strengthening against pound sterling and the euro, or an increase of 2% on a constant currency basis

Balance Sheet and Liquidity
•Cash and cash equivalents were $103.7 million as of March 31, 2022, compared to $152.8 million as of March 31, 2021
◦The first quarter tends to be a seasonal low point for the Company on cash and cash equivalents
◦In additional to normal seasonal cash uses, MoneyGram paid merger related expenses of $3.7 million and $8.3 million related to its settlement with the New York State Department of Financial Services
•First quarter interest expense was $10.9 million, a decrease of $11.4 million or a decline of 51%
•Capital expenditures were $10.3 million, a decrease of $0.9 million compared to the first quarter of 2021

Recent Updates

As recently announced, MoneyGram entered into a definitive agreement under which funds affiliated with Madison Dearborn Partners will acquire all outstanding shares of MoneyGram for $11.00 per share in an all-cash transaction valued at approximately $1.8 billion.

The transaction is expected to close in the fourth quarter of 2022, subject to customary closing conditions, including approval by MoneyGram shareholders and receipt of regulatory approvals, including required approvals in various jurisdictions related to money transmitter licenses.

About MoneyGram International, Inc.
MoneyGram International, Inc. (NASDAQ: MGI), a global leader in the evolution of digital P2P payments, delivers innovative financial solutions to connect the world's communities. With a purpose-driven strategy to mobilize the movement of money, a strong culture of fintech innovation, and leading customer-centric capabilities, MoneyGram has grown to serve over 150 million people in the last five years. The Company leverages its modern, mobile, and API-driven platform and collaborates with the world's top brands to serve consumers through its direct-to-consumer digital channel, global retail network, and embedded finance business for enterprise customers. MoneyGram is also a leader in pioneering cross-border payment innovation and blockchain-enabled settlement. For more information, please visit ir.moneygram.com, follow @MoneyGram on social media, and explore the website and mobile app through moneygram.com.

Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram's current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as "may," "might," "will," "could," "should," "would," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "forecast," "outlook," "continue," "currently," and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the Company's projected results of operations and specific factors expected to impact the Company's results of operations. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond MoneyGram's control, which could cause actual results to differ materially from the results expressed or implied by the statements.
These risks and uncertainties include, but are not limited to:
•the impact of the COVID-19 pandemic or future pandemics on our business, including the potential work stoppages, lockdowns, shelter-in-place, or restricted movement guidelines, service delays and lower consumer and commercial activity;
•our ability to compete effectively;
•our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including with our largest agent, Walmart, through its introduction of additional competing white label money transfer products or otherwise;
•our ability to continue to grow our Digital Channel, including through our direct-to-consumer digital business, MoneyGram Online;
•a security or privacy breach in systems, networks or databases on which we rely;
•current and proposed regulations addressing consumer privacy and data use and security;
•our ability to manage fraud risks from consumers or agents;
•the ability of us and our agents to comply with U.S. and international laws and regulations;
•litigation and regulatory proceedings involving us or our agents and other commercial relationships, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, termination of contracts, other administrative actions or lawsuits and negative publicity;
•disruptions to our computer systems and data centers and our ability to effectively operate and adapt our technology;
•the ability of us and our agents to maintain adequate banking relationships;
•our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes;
•our high degree of leverage and substantial debt service obligations, significant debt covenant requirements and our ability to comply with such requirements;
•our below investment-grade credit rating;
•our ability to maintain sufficient capital;
•weakness in economic conditions, in both the U.S. and global markets;

•the financial health of certain European countries or the secession of a country from the European Union;
•a significant change, material slow down or complete disruption of international migration patterns;
•our ability to manage risks associated with our international sales and operations, including exchange rates among currencies;
•our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, that may be subject to certain OFAC restrictions;
•major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions;
•changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events;
•our ability to manage credit risks from our agents and official check financial institution customers;
•our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others;
•our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses;
•any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business;
•our capital structure;
•risks relating to the proposed Merger (as defined in the form 8-K filed on February 15, 2022), including the possibility that the consummation of the Merger could be delayed or not completed, and the effect of announcement or pendency of the Merger on our business; and
•the risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public period reports filed with the U.S. Securities and Exchange Commission (the SEC), including MoneyGram's annual report on Form 10-K for the year ended December 31, 2021, and subsequent quarterly reports on Form 10-Q.
Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram's SEC filings. MoneyGram's SEC filings may be obtained by contacting MoneyGram, through MoneyGram's web site at ir.moneygram.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.
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Non-GAAP Measures
In addition to results presented in accordance with accounting principles generally accepted in the United States (GAAP), this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for certain significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), diluted adjusted income (loss) per share and adjusted net income. In addition, we present gross profit for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided, and projected results do not reflect the potential impact of certain non-GAAP adjustments, which include (but in future periods, may not be limited to) stock-based, contingent and incentive compensation costs; compliance enhancement program costs; direct monitor costs; legal and contingent matter costs; restructuring and reorganization costs; currency changes; and the tax effect of such items. We cannot reliably predict or estimate if and when these types of costs, adjustments or changes may occur or their impact to our financial statements. Accordingly, a reconciliation of the non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available.
We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, diluted adjusted income (loss) per share and adjusted net income (loss) figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.
Description of Tables

Table One	-	Condensed Consolidated Statements of Operations
Table Two	-	Segment Results
Table Three	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Four	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - Adjusted Net Income and Adjusted Diluted EPS
Table Five	-	Condensed Consolidated Balance Sheets
Table Six	-	Condensed Consolidated Statements of Cash Flows

CONTACTS
Investor Relations:	Media Relations:
214-979-1400	Stephen Reiff
InvestorRelations@moneygram.com	media@moneygram.com

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Amounts in millions, except percentages and per share data)	Three Months Ended March 31,
	2022	2021
REVENUE
Fee and other revenue	$305.5	$308.1
Investment revenue	2.1	2.0
Total revenue	307.6	310.1

Total revenue change, constant currency	2%	3%

COST OF REVENUE
Commissions and other fee expense	148.7	149.9
Investment commissions expense	0.4	0.2
Direct transaction expense	12.3	15.2
Total cost of revenue	161.4	165.3
GROSS PROFIT	146.2	144.8
OPERATING EXPENSES
Compensation and benefits	56.5	62.2
Transaction and operations support	45.1	43.4
Occupancy, equipment and supplies	14.5	15.5
Depreciation and amortization	12.2	15.3
Total operating expenses	128.3	136.4
OPERATING INCOME	17.9	8.4
Other expenses
Interest expense	10.9	22.3
Other non-operating expense	0.9	1.0
Total other expenses	11.8	23.3
Income (loss) before income taxes	6.1	(14.9)
Income tax expense	1.0	0.5
NET INCOME (LOSS)	$5.1	$(15.4)

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.05	$(0.19)
Diluted	$0.05	$(0.19)

Weighted-average outstanding common shares and equivalents used in computing (loss) earnings per share
Basic	95.7	79.6
Diluted	99.5	79.6

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended March 31,
	2022	2021
Money transfer revenue	$284.3	$285.4
Bill payment revenue	9.3	10.8
Total revenue	$293.6	$296.2

Cost of revenue	$161.0	$165.1
Gross profit	$132.6	$131.1

Money transfer revenue change, constant currency	2%	8%

Financial Paper Products
(Amounts in millions, except percentages)	Three Months Ended March 31,
	2022	2021
Money order revenue	$10.5	$10.4
Official check revenue	3.5	3.5
Total revenue	$14.0	$13.9

Investment commissions expense	$0.4	$0.2
Gross profit (1)	$13.6	$13.7
(1) In periods of extremely low interest rates, it is possible for commissions to be close to zero, resulting in abnormally high gross margin.

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

(Amounts in millions, except percentages)	Three Months Ended March 31,
	2022	2021

Income (loss) before income taxes	$6.1	$(14.9)
Interest expense	10.9	22.3
Depreciation and amortization	12.2	15.3
Signing bonus amortization	13.9	14.3
EBITDA	43.1	37.0

Significant items impacting EBITDA:
Merger-related costs	3.7	—
Stock-based, contingent and incentive compensation	2.8	1.8
Restructuring and reorganization costs	(1.3)	5.9
Legal and contingent matters	0.6	0.1
Direct monitor costs	0.1	3.8
Compliance enhancement program	—	1.1
Severance and related costs	—	0.2
Adjusted EBITDA	$49.0	$49.9

Adjusted EBITDA margin (1)	15.9%	16.1%

Adjusted EBITDA change, constant currency adjusted	2%	12%

Adjusted EBITDA	$49.0	$49.9
Cash payments for interest	(16.6)	(11.9)
Cash (payments) refunds for taxes, net	(3.3)	2.7
Cash payments for capital expenditures	(10.3)	(11.2)
Cash payments for agent signing bonuses	(14.7)	(13.0)
Adjusted Free Cash Flow	$4.1	$16.5

(1) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended March 31,
(Amounts in millions, except per share data)	2022	2021

Net income (loss)	$5.1	$(15.4)
Total adjustments (1)	5.9	12.9
Tax impacts of adjustments (2)	(1.4)	(3.0)
Valuation allowance (3)	(0.7)	1.0
Adjusted net income	$8.9	$(4.5)

Diluted earnings (loss) per common share	$0.05	$(0.19)

Diluted adjustments per common share	0.04	0.13

Diluted adjusted earnings per common share	$0.09	$(0.06)

Diluted weighted-average outstanding common shares and equivalents	99.5	79.6

(1) See summary of adjustments in Table Three - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature and jurisdiction of each adjustment.
(3) Valuation allowance recorded for deferred tax assets existing at the beginning of the year.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$103.7	$155.2
Settlement assets	3,587.4	3,591.4
Property and equipment, net	130.8	133.9
Goodwill	442.2	442.2
Right-of-use assets	50.3	52.6
Other assets	115.4	101.2
Total assets	$4,429.8	$4,476.5
LIABILITIES
Payment service obligations	$3,587.4	$3,591.4
Debt, net	786.0	786.7
Pension and other postretirement benefits	66.1	67.1
Lease liabilities	53.5	56.3
Accounts payable and other liabilities	121.1	160.0
Total liabilities	4,614.1	4,661.5
STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value, 162,500,000 shares authorized, 98,405,553 and 92,305,011 shares issued, 96,261,401 and 90,725,982 shares outstanding at March 31, 2022 and December 31, 2021, respectively	1.0	0.9
Additional paid-in capital	1,403.1	1,400.3
Retained loss	(1,508.3)	(1,513.4)
Accumulated other comprehensive loss	(64.1)	(62.8)
Treasury stock: 2,144,152 and 1,579,029 shares at March 31, 2022 and December 31, 2021, respectively	(16.0)	(10.0)
Total stockholders’ deficit	(184.3)	(185.0)
Total liabilities and stockholders' deficit	$4,429.8	$4,476.5

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(Amounts in millions)	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5.1	$(15.4)
Adjustments to reconcile net income (loss) to net cash used in operating activities:	(35.1)	(11.4)
Net cash used in operating activities	(30.0)	(26.8)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for capital expenditures	(10.3)	(11.2)
Proceeds from available-for-sale investments	—	0.3
Purchases of interest-bearing investments	(61.0)	(210.8)
Proceeds from interest-bearing investments	60.8	209.4
Purchase of equity investments	(4.0)	—
Net cash used in investing activities	(14.5)	(12.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Transaction costs for issuance and amendment of debt	(0.3)	—
Principal payments on debt	(1.0)	(1.6)
Change in receivables, net	(203.2)	0.1
Change in payment service obligations	(4.0)	(35.9)
Payments to tax authorities for stock-based compensation	(6.0)	(3.6)
Net cash used in financing activities	(214.5)	(41.0)
NET CHANGE IN CASH AND CASH EQUIVALENTS AND SETTLEMENT CASH AND CASH EQUIVALENTS	(259.0)	(80.1)
CASH AND CASH EQUIVALENTS AND SETTLEMENT CASH AND CASH EQUIVALENTS—Beginning of year	2,050.9	2,079.3
CASH AND CASH EQUIVALENTS AND SETTLEMENT CASH AND CASH EQUIVALENTS—End of period	$1,791.9	$1,999.2